Exhibit 10.6

Alteryx 2017 Discretionary Bonus Plan

1. Purpose

To provide a performance-based incentive bonus plan that will:

•	align the interests of our company, our associates and our investors;

•	enable Alteryx to achieve and exceed specified financial goals;

•	attract and retain associates to enhance our leadership position within the industry; and

•	recognize and reward employees for their individual contributions to our success.

2. Performance Period

There are two performance periods: January 1 through June 30, 2017 (the “First Period”) and January 1 through December 31, 2017 (the “Second Period”).

3. Eligibility

Eligible participants are Alteryx employees and employees of its wholly owned subsidiaries who:

•	were employed prior to April 1, 2017 for the First Period payment, if any, and prior to October 1, 2017 for Second Period payment, if any;

•	are in positions deemed as bonus eligible

•	are actively employed, in good standing, on the date that bonus payments are made and are not on a performance improvement plan; and

•	are not eligible for another incentive, commission, or variable compensation plan (e.g., sales/services commission plans).

4. Payments

The payment schedule for the bonus plan will be as follows:

•	First Period (January 1 – June 30) – Payable with the normal payroll payment on or before August 15, 2017 (50% of annual target award amount); and

•	Second Period (January 1 – December 31) – Payable with the normal payroll payment on or before March 15, 2018 (50% of annual target award amount with applicable accelerator as described in Section 7)

5. Eligible Compensation

Eligible compensation for purposes of calculating an employee’s bonus payment will be the employee’s annual base salary in effect on June 30, 2017 for the First Period bonus and on December 31, 2017 for the Second Period bonus.

Eligible employees starting after January 1, 2017 and before October 1, 2017 will be eligible for a prorated bonus based on their employment start date.

For employees on Leave of Absence during the performance period, eligible bonus will be prorated for the number of days on active status.

6. Company Performance Metrics

Company performance will be determined by achievement of specific Revenue targets.

Revenue is the revenue Alteryx recognizes in accordance with accounting principles generally accepted in the United States, including or excluding certain adjustments as determined by the Chief Financial Officer.

An employee’s bonus award calculated on the above performance metric may be increased or decreased at the discretion of management to reflect individual performance or extraordinary events.

7. Bonus Pool Funding

The Company must achieve a minimum performance threshold of Revenue for the bonus pool to be funded and paid.

At 100% achievement of Revenue performance targets, the bonus pool will be funded at 100% of target. If Revenue is above or below the target, the bonus pool funding amount will be interpolated as exemplified on the chart shown below.

First Period		Second Period
Measurement: Jan – June Revenue		Measurement: Full Year Revenue
Target Achievement	Pool Funding	Target Achievement	Pool Funding
< 80%	$0	< 80%	$0
100%	100%	100%	100%
> 100%	100%	115%	150%

The chart is for illustrative purposes only to summarize bonus pool funding and may change based on company goals.

8. Participant’s Target Bonus

A participant’s target bonus award is determined by his or her job level and is expressed as either as a percentage of base salary or a flat dollar amount. The final award is determined by the amount available for disbursement (see Section 7), Company performance, and any adjustments for individual performance pursuant to Section 9.

9. Individual Performance

Based on performance and the achievement of individual goals (MBOs), modification to a participant’s target award can range from 0% to 150%. However, the total of all bonus awards for any Department cannot exceed 100% of the available pool.

Revenue vs. Target	X	Individual Performance %	=	Individual Bonus Award

10.	Administration

The bonus program will be administered by Alteryx’s Compensation Committee, with day-to-day management to be conducted by Human Resources and the Chief Financial Officer.

The Committee has authority, among other things, to:

•	determine eligibility for participation in the bonus program;

•	determine performance measures, performance targets, award opportunities and earned awards; and

•	interpret the bonus program and exercise its power to prescribe, amend, suspend or rescind the terms of the bonus program.

11. General Provisions

Alteryx may deduct any taxes required by law to be withheld upon payment of any bonus under this program.

Bonus awards granted under the program will not be transferrable other than by will or laws of descent and distribution.

Nothing in the program or in any bonus award granted will confer on an individual any right to an award, or to continue in the employ of the company or any of its subsidiaries or deter in any way the right of the company or any subsidiary to terminate any employment.

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